Exhibit 10(n)

  -238-

                   AMERICAN STATES FINANCIAL CORPORATION
                        STOCK OPTION INCENTIVE PLAN


                                 SECTION 1
                                  GENERAL

1.1. Purpose. The purpose of the AMERICAN STATES FINANCIAL CORPORATION STOCK OPTION INCENTIVE PLAN (the "Plan") is to promote the long-term financial performance of American States Financial Corporation ("ASFC") by (a) attracting and retaining key employees by providing incentive compensation opportunities which are competitive with those of other major corporations; (b) motivating such persons to further the long-range goals of ASFC; and (c) furthering the identity of interests of participating employees and ASFC shareholders through opportunities for increased ownership of ASFC Common Stock, thereby strengthening their concern for the welfare of ASFC by enhancing its profitable growth.

1.2. Definitions. The following definitions shall be applicable throughout the Plan:

     (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award,
          Stock Appreciation Right, Incentive Award or Dividend
          Equivalent Right.

     (b)  "Board" means the Board of Directors of American States
          Financial Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (d) "Committee" means not less than three members of the Board who are selected by the Board as provided in subsection 1.4.

     (e)  "Common Stock" means the common stock of American
          States Financial Corporation.

     (f)  "Company" means, collectively, American States
          Financial Corporation and its subsidiaries.

     (g) "Dividend Equivalent Right" or "DER" means the right of the holder thereof to receive, pursuant to the terms of the DER, credits based on cash dividends that would be paid in shares specified by the DER if such shares were held by the Holder, as more particularly described in
          Section 8.

     (h) "Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the first business day that the Common Stock was traded on that Exchange which next precedes the date as of the Award, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

     (i) "Holder" means an employee of the Company who has been granted an Option, a Restricted Stock Award, a Performance Award, Dividend Equivalent Right, Stock
          Appreciation Right or an Incentive Award.

     (j)  "Incentive Award" means an Award granted under Section
          6 of the Plan.

     (k) "Incentive Stock Option" means an Option within the meaning of section 422(b) of the Code.

     (l) "Option" means an Award under Section 3 of the Plan and includes both Nonqualified Stock Options and Incentive
          Stock Options to purchase Common Stock.

     (m)  "Performance Award" means an Award granted under
          Section 7 of the Plan.

     (n) "Personal Representative" means the person who upon the death, disability or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award, Performance Award, Dividend Equivalent Right or Incentive Award therefore granted or made to such Holder.

     (o)  "Plan" means the American States Financial Corporation
          Stock Option Incentive Plan.

     (p)  "Restricted Stock Award" means an Award granted under
          Section 5 of the Plan.

     (q) "Stock Appreciation Right" or "SAR" means an Award granted under Section 4 of the Plan.

     (r) "Subsidiary" means any corporation at any date that ASFC owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possessing a majority of the total combined voting power of all classes of stock of that corporation.

1.3. Effective Date and Duration of Plan. The Plan shall become effective on the later of (i) the closing date of the initial public offering of ASFC common stock, or (ii) the Plan's adoption by the Board and approval of shareholders of American States Financial Corporation. No further Awards may be granted under the Plan after July 1, 2000. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions on Restricted Stock Awards have been eliminated, and all DER's and SAR's satisfied.

1.4. Plan Administration. The Plan shall be administered by the Committee. In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority, in its discretion, to:

     (a) determine which employees of the Company shall receive an Award;

     (b) construe the Plan and respective agreements executed thereunder;

     (c) adopt, amend and rescind rules and regulations for the administration of the Plan;

     (d) ensure that awards continue to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, as the same may be hereafter amended; and

     (e) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

     provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this subsection
     1.4 shall be conclusive.

     The Committee may not exercise its authority at any time that it has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without meeting. At any date, the members of the Committee shall be those members of the Compensation Committee of the Board who are not eligible and who have not been eligible within one year preceding that date to participate in the Plan or any other plan of ASFC or a Subsidiary under which stock, stock options or stock appreciation rights of ASFC or a Subsidiary may be granted. In the event that fewer than three members of the Compensation Committee of the Board are eligible to serve on the Committee, the Board may appoint one of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

1.5. Shares Available. The aggregate number of shares of ASFC Common Stock that may be issued under this Plan shall not exceed 1,000,000 shares. Notwithstanding the foregoing sentence, in no event shall the aggregate number of shares of ASFC Common Stock that may be issued under the Plan permit, after the exercise of all options and rights, or otherwise cause or enable the total number of shares of ASFC Common Stock that are issued and outstanding in the name of shareholders other than Lincoln National Corporation ("LNC") to constitute 20 or more percent of the total number of shares of ASFC Common Stock issued and outstanding.

     In addition to the foregoing limits on the aggregate number of shares that may be issued under all Awards, the aggregate number of Restricted Stock Awards that may be granted during any calendar year (or portion thereof) shall not exceed 75,000. This aggregate limit on Restricted Stock Awards includes any Restricted Stock Awards made under the Executive Performance Incentive Plan ("EPIC"), which in some cases may be awarded by the compensation committee of LNC rather than that of ASFC. Any Restricted Stock Awards made under EPIC shall reduce the number of shares available for Restricted Stock Awards under this Plan. If the number of shares of Common Stock awarded as Restricted Stock Awards in any year is less than the number of shares that could have been so granted pursuant to this subsection, the balance of such unused shares may be added to the maximum number of shares of Restricted Stock that may be effectively awarded in following years. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award and not be included in calculating shares available under this subsection.

1.6. Individual Limitations. The aggregate Fair Market Value of shares of ASFC Common Stock with respect to which Awards (excluding the underlying shares for Dividend Equivalent Rights) may be made to any individual in any one calendar year cannot exceed $2,500,000.

1.7. Stock Offered. The shares of Common Stock to be offered, pursuant to the grant of an Award shall be authorized but unissued shares.

1.8. Change in Corporate Structure. In the event of a merger, consolidation, reorganization, combination, exchange, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of ASFC which affects the Common Stock, outstanding Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of such changes in the corporate structure or capitalization of ASFC, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

1.9. Amendment and Termination of Plan. The Board may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of ASFC stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

     (a) increase the number of shares of Common Stock which may be issued under the Plan, except as provided in subsection 1.8;

     (b) reduce the minimum option price under any Option, except as provided in subsection 1.8;

     (c) increase the maximum period during which Options and related Stock Appreciation Rights or related Dividend
          Equivalent Rights may be exercised;

     (d) extend the maximum period during which Awards may be granted under the Plan;

     (e)  amend the standards for eligibility described in
          Section 2; and

     (f) materially increase the benefits accruing to employees under the Plan.

     Amendment or termination of the Plan shall not affect the validity or terms of any Award previously made to a Holder in any way which is adverse to the Holder without the consent of the Holder.
                                 SECTION 2
                      ELIGIBILITY; EFFECT OF THE PLAN

2.1. Participation Designations. The Committee may, at any time, make Awards to any key executive, managerial, supervisory or professional employee of the Company. Awards may not be granted to (i) any director who is not an employee of the Company or (ii) any person who immediately after such grant is the owner, directly or indirectly of more than 10% of the total combined voting power of all classes of stock of ASFC.

     The right to select eligible employees who are subject to Rule 16(a) of the Securities Exchange Act of 1934 ("Reporting Persons") and all decisions regarding Awards to such Reporting Persons are reserved exclusively to the Committee. The right to select individuals who are not Reporting Persons for participation in the Plan is reserved to the Committee, but such reserved right may be delegated in whole or in part by the Committee to the chief executive officer or chief operating officer of ASFC.

2.2. Participation Not Contract of Employment. The Plan does not constitute a contract of employment. Participation in the Plan does not give any employee the right to be retained in the employ of ASFC or a Subsidiary nor does it limit in any way the right of ASFC or a Subsidiary to change the duties or responsibilities of any employee.

2.3. Multiple Awards. An Award may be made on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Stock Appreciation Right, Dividend Equivalent Right, Performance Award, Incentive Award, or any combination thereof.

2.4. Withholding Taxes on Plan Benefits. The Company shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. The Company shall have the right to require payment from any person entitled to receive Common Stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery. A Holder may elect with respect to any Option, any Stock Appreciation or Dividend Equivalent Right which is paid in whole or in part in Common Stock and any Restricted Stock, Incentive or Performance Award to surrender shares of Common Stock the Fair Market Value of which on the date of surrender satisfies all or part of the withholding requirements. Such election must be made by filing a Stock Surrender Withholding Election with the

     Secretary of ASFC which meets the following requirements and conditions:

     (a) Any Stock Surrender Withholding Election shall be in writing and be irrevocable;

     (b) The Committee shall have the right with respect to any or all outstanding awards to terminate or suspend for any period the right of a Holder to make a Stock
          Surrender Withholding Election at any time prior to the making of such election;

     (c) Any Stock Surrender Withholding Election must be made prior to the date that the amount of tax to be withheld is determined (the "Tax Date"); and

     (d)  If a Holder is a Reporting Person, the Stock Surrender
          Withholding Election must be made:

          (i) more than six months after the date of grant of the Award with respect to which such election is made (except whenever such election is made by a disabled Holder or the estate or personal representative of a deceased Holder); and

          (ii) either at least six months prior to the Tax Date or during the ten day "window period" beginning on the third day following the release for publica-

               tion of ASFC's summary statement of earnings for a quarter or fiscal year.

2.5. Awards to Employees Who Are Foreign Nationals. Without amending the Plan, the Committee may, subject to the limitations in subsections 1.5 and 1.9, grant, amend, administer, annul or terminate awards to employees who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.


                                 SECTION 3
                               STOCK OPTIONS

3.1. Grantees. The Committee may, at any time, award an Incentive Stock Option or Nonqualified Stock Option to an eligible employee, whether or not such individual has previously received a grant under the Plan.

3.2. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by an agreement between the Holder and ASFC. The provisions of each agreement shall in the form attached hereto as Exhibit A, except as modified by completion by the Committee in accordance with the provisions of the Plan. ASFC shall notify a Holder of any grant of an Option, and a written option agreement or agreements shall be duly executed and delivered by ASFC to the Holder.

3.3. Shareholder Rights and Privileges. A Holder shall be entitled to all rights and privileges of a shareholder only with respect to such shares of Common Stock as have been purchased on exercise of the Option and for which certificates of stock have been registered in the Holder's name.

3.4. Individual Limitations. In the case of Options, the maximum number of Options awarded to one individual cannot exceed 50,000 Options. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Option is granted according to Section 422(d)(1) of the
     Code) of shares of Common Stock with respect to which are exercisable for the first time in any one calendar year by any one individual cannot exceed $100,000 (or such other individual limits as may be in effect under the Code on the date of grant).

3.5. Exercise of Options and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock when the Option is granted. During any period that an Option is exercisable, it may be exercised by delivering an irrevocable notice of exercise which specifies the number of shares purchased and full payment of the purchase price to the Secretary of ASFC. Payment may be made in cash, in shares of Common Stock with an aggregate Fair Market Value equal to the purchase price, or in any combination of cash and such shares, provided, however, payment of the exercise price may only be made in shares of Common Stock which have been owned by the Holder for at least six months.

3.6. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times, commencing not earlier than six months from the date of grant, as determined by the Committee. Generally, Options granted to a Holder shall not be exercisable prior to the first anniversary of the grant date except, in the discretion of the Committee and subject to the limitations of subsection 3.4, if the Holder's employment with ASFC and all Subsidiaries terminates by reason of death, Disability (as defined in the ASFC Employees' Retirement Plan), or retirement (as described in subsection 3.7(d)).

3.7. Option Period. Each Option shall terminate and not be exercisable as specified by the Committee which date shall not be later than the earliest of (a) the tenth anniversary of the grant date; (b) the last day of the three month period beginning on the date the Holder's service with ASFC and all Subsidiaries terminates for reasons other than described in (c) or (d) following; (c) the first anniversary of the date of Holder's termination of service with ASFC and all Subsidiaries on account of death or Disability; or (d) the fifth anniversary of the Holder's retirement at or after age 65 or, with the approval of the Holder's employer, early retirement at either age 55 with 5 years of service or under the terms of a retirement plan of ASFC or a Subsidiary.

3.8. Transferability. An Option shall not be transferable except by will or the laws of descent and distribution, and may be exercisable during the Holder's lifetime only by the Holder; provided, however, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, the Committee may develop rules to permit the transfer of Nonqualified Options to an immediate family member of the Holder or to a family trust.

3.9. Surrender of Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, grant to any Option Holder the right upon written request, to surrender any exercisable Option or portion thereof in exchange for cash, whole shares of Common Stock or a combination thereof, as determined by the Committee, with a value equal to the Fair Market Value, as of the date of such request, of one share of Common Stock over the Option price for such share multiplied by the number of Shares covered by the Option or portion thereof to be surrendered. In the case of any such surrender right which is granted with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any surrender right granted hereunder; the number of shares reserved under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such surrender right. Additional terms and conditions governing any such surrender rights may from time to time be prescribed by the Committee in its sole discretion.


                                 SECTION 4
                         STOCK APPRECIATION RIGHTS

4.1. Holders. The Committee may, at the time an Award is made, designate that a Holder be granted, in conjunction with that Award, a Stock Appreciation Right ("SAR"). With respect to a Holder who is eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan or the LNC Executive Value Sharing Plan, the Committee may so designate such Holder only upon the recommendation of the Compensation Committee of the Board of Directors of Lincoln
     National Corporation (the   Lincoln Compensation
     Committee ). No SAR may be granted in conjunction with a previously granted Incentive Stock Option without the written consent of the affected Holder. No more than 50,000 SARs may be awarded to one participant in one calendar year. For purposes of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of an Option and receive, in exchange, payment of a cash amount no greater than the excess of the Fair Market Value of one or more shares of ASFC common stock over the Fair Market Value of such option share on the date the related Option was granted. Each Stock Appreciation Right granted under the Plan shall be evidenced by an agreement between the Holder and ASFC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

4.2. Terms of SARs. The Committee shall determine the number of shares of Common Stock and the percentage (not more than 100 percent) or maximum amount of the increase in the Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related Option is exercisable on that date. Each SAR issued in conjunction with an Incentive Stock Option may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Holder to whom a SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations to such SAR as the Committee deems necessary or desirable for the Holder to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of a SAR may include such other conditions and limitations on exercise as the Committee deems desirable.

4.3. Exercise of SARs and Payment. During any period that a SAR is exercisable, it may be exercised by delivering an irrevocable written notice to the Secretary of ASFC which specifies the extent to which the SAR is being exercised. Payment to the Holder shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares as determined by the Committee. Upon exercise of a SAR, the right to exercise the related Option shall automatically be terminated to the same extent that the SAR was exercised. Upon exercise of a SAR attached to a Restricted Stock Award, the restrictions on the Restricted Stock Award shall lapse.

4.4. Termination of SARs. Each SAR shall terminate and not be exercisable after the same date that the related Award terminates.

4.5. Transferability. Each SAR granted to a Holder shall not be transferable except by will or the laws of descent and distribution; provided, however, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, the Committee may develop rules to permit the transfer of the SAR together with the related Option and only to the extent that the related Option may be transferred.


                                 SECTION 5
                          RESTRICTED STOCK AWARDS

5.1. Holders. The Committee may, at any time, designate a Holder to receive a Restricted Stock Award whether or not the Holder has previously received a grant under the Plan. With respect to a Holder who is eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan or the LNC Executive Value Sharing Plan, the Committee may so designate such Holder only upon the recommendation of the Lincoln Compensation Committee. For purposes of the Plan, the term "Restricted Stock Award" means the right to receive, at specified times and subject to specified conditions, shares of Common Stock which may bear such restrictive endorsements as the Committee determines. Each Restricted Stock Award ("RSA") shall be evidenced by an agreement between the Holder and ASFC. The provisions of each agreement shall in the form attached hereto as Exhibit B, except as modified by completion by the Committee in accordance with the provisions of the Plan.

5.2. Grants of Restricted Stock Awards. The Committee shall, subject to sub-section 1.5 and this Section 5, determine the number of shares of Common Stock which may be awarded, the time or times the shares may be awarded, and the conditions which must be met for award and delivery of the shares to the Holder under each RSA granted under the Plan. An RSA may provide, in the discretion of the Committee, for the crediting to the Holder, on each dividend payment date, of an amount equal to the product of the dividend paid on a share of Common Stock multiplied by the number of shares which may be awarded under that RSA, and for the payment in cash to the Holder of the amounts so credited at such time as the Committee may determine. An RSA may provide, in the discretion of the Committee, for the issuance of the shares which may be awarded under the RSA in the name of the Holder subject to the following restrictions:

     (a) the shares may not be issued earlier than six months after the grant of the RSA;

     (b) the shares may not be sold, transferred, pledged or otherwise assigned or encumbered;

     (c) each stock certificate shall be registered in the name of the Holder and deposited with the Secretary of ASFC;

     (d) if dividends are paid on the shares, they shall be paid to the Holder at such times as the Committee shall determine; and

     (e) the shares and any dividends accumulated shall be subject to forfeiture in accordance with subsection
          5.4.

     Subject to the foregoing restrictions, the Holder shall have all of the rights of a holder of Common Stock with respect to the shares issued to him or her under this subsection
     5.2.

5.3. Distribution of Shares. Subject to the provisions of subsection 5.4, each RSA shall provide for the distribution of the awarded shares of Common Stock free of all restrictions to the Holder or, in the event of the Holder`s death, the person or persons to whom the RSA was transferred by will or the laws of descent and distribution. Distribution shall be provided for at such time or times during the period beginning on the first anniversary of the date of grant of the RSA and ending on a date as the Committee shall determine; except that, in the discretion of the Committee, distribution may be provided for prior to such first anniversary if the Holder's service with ASFC and all Subsidiaries terminates on account of death, Disability, or retirement (as described in subsection 3.7(d)).

5.4. Forfeiture. Each RSA shall provide that a Holder shall forfeit all rights under the RSA, all shares of Common Stock issued pursuant to the RSA which had not been distributed to the Holder free of all restrictions, and all undistributed amounts credited to the Holder with respect to dividends paid on Common Stock pursuant to the RSA if:

     (a) the Holder's service with ASFC and all Subsidiaries terminates for any reason other than death, Disability, retirement (as described in subsection 3.7(d)), or other reasons determined by the Committee which should not cause forfeiture; or

     (b) the conditions, if any, specified in the RSA are not fully satisfied within the prescribed time.

5.5. Transferability. Each RSA granted to a Holder may not be transferred by the Holder except by will or the laws of descent and distribution.


                                 SECTION 6
                             INCENTIVE AWARDS

6.1 General. An Incentive Award may be granted hereunder in the form of shares. Incentive shares may be granted to an eligible employee for no cash consideration, for such minimum as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of incentive shares shall be specified by the grant.

6.2. Terms of Incentive Awards. Incentive shares may be paid to the grantee in a single installment or in installments and may be paid at the time of grant or deferred to a later date or dates. Each grant shall specify the time and method of payment as determined by the Committee, provided that no such determination shall authorize delivery of shares to be made later than the tenth anniversary of the Holder's date of termination. The Committee, by amendment of the grant prior to delivery, can modify the method of payment for any incentive shares, provided that the delivery of any incentive shares shall be completed not later than the tenth anniversary of the Holder's date of termination.

6.3. Distribution of Incentive Awards. If any incentive shares are payable after the Holder dies, such shares shall be payable (a) to the Holder's designated beneficiary or, if there is no designated beneficiary, to the Holder's personal representative, and (b) either in the form specified by the Award or otherwise, as may be determined in the individual case by the Committee under this Plan.


6.4. Forfeiture. Any grant of incentive shares is provisional, as any share, until delivery of the certificate representing such share. If, while the grant is provisional,

     (a) the grantee terminates, but does not terminate normally, or

     (b) the grantee is determined to have engaged in detrimental activity,

     the grant shall be annulled as of the date of termination or, the date of such determination, as the case may be.

6.5. Executive Performance Incentive Compensation Plan and Other Incentive Plans. The Committee may, in its discretion, designate that a Holder who is eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan, the LNC Executive Value Sharing Plan, the Management Performance Incentive Compensation Plan or the Regional Management Performance Incentive Compensation Plan (the "Incentive Plans") receive such award as a grant of restricted stock in lieu of all or a portion of the Incentive Plan cash award. With respect to a Holder who is eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan or the LNC Executive Value Sharing Plan, the Committee may so designate such Holder only upon the recommendation of the Lincoln Compensation Committee. If the Committee decides to make an RSA in lieu of all or a portion of the Incentive Plan cash award, such RSA shall be made subject to subsection 1.5 and
     Section 5. The amount, if any, of the Incentive Plan award which is not paid as an RSA shall be paid in cash.

6.6. Career Stock. The Committee may, in its discretion, designate Restricted Stock Awards, subject to subsection 1.5 and section 5, to employees of ASFC and its subsidiaries who make an irrevocable election to waive participation in and any benefits under designated retirement programs maintained by the Company. The Committee may also, in its sole discretion, award shares of Restricted Stock to individuals who become officers after the effective date of the Plan in lieu of participation in certain retirement programs maintained by the Company. With respect to such officers who are eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan or the LNC Executive Value Sharing Plan, the Committee may so designate Restricted Stock Awards or award shares of Restricted Stock under this subsection 6.6 only upon the recommendation of the Lincoln Compensation Committee.


                                 SECTION 7
                            PERFORMANCE AWARDS

7.1. General. Performance awards may be granted hereunder to an eligible employee, for no cash consideration, for such minimum as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of performance awards, which may include provisions establishing performance periods, performance criteria to be achieved during a performance period, and vesting dates shall be specified by the award.

7.2. Terms of Performance Awards. Performance awards shall be credited as of the date of the award to a bookkeeping reserve account maintained by ASFC ("Account") in units which are equivalent in value to shares of Common Stock ("Stock Units"). Performance awards may be paid in cash, shares, or other consideration, or any combination thereof. The extent to which any applicable performance criteria have been achieved shall be conclusively determined by the Committee. Performance awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining performance criteria.

7.3. Forfeiture. Except as otherwise specified by the award, if the Holder terminates, but does not terminate on account of death, Disability, or retirement, as defined in subsection 3.7(d), any performance award or installment thereof not vested prior to the Holder's termination shall be annulled as of the date of termination.

7.4. Executive Value Sharing Plan and Other Incentive Plans. The Committee may, in its discretion, designate that a person who is eligible to receive a cash award under the LNC Executive Value Sharing Plan, the Management Performance Incentive Compensation Plan or the Regional Management Performance Incentive Compensation Plan receive such award in Stock Units as a Performance Award. With respect to a person who is eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan or the LNC Executive Value Sharing Plan, the Committee may so designate such person only upon the recommendation of the Lincoln Compensation Committee. The Committee may also in its sole discretion convert outstanding RSAs to Stock Units as Performance Awards.

7.5. Transferability. Each Performance Award shall not be transferable except by will or the laws of descent and distribution.

                                 SECTION 8
             DIVIDEND EQUIVALENT RIGHTS; INTEREST EQUIVALENTS

8.1. Dividend Equivalent Right. A Dividend Equivalent Right or DER may be granted hereunder to an eligible employee, as a component of another award or as a separate award. With respect to an employee who is eligible for a cash award under the terms of the ASFC Executive Performance Incentive Compensation Plan or the LNC Executive Value Sharing Plan, the Committee may so designate such Holder only upon the recommendation of the Lincoln Compensation Committee. The terms and conditions of DERs shall be specified by the grant. Dividend equivalents credited to the holder of a DER may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at Fair Market Value at the time thereof. DERs may be settled in cash or shares or combination thereof, in a single installment or installments. A DER granted as a component of another award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other awards. A DER granted as a component of another award may also contain terms and conditions different from such other award.

8.2. Interest Crediting. Any award under this Plan that is settled in whole or in part in cash on a deferred basis may provide, as determined in the sole discretion of the Committee, for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.


                                 SECTION 9
                         POSTPONEMENT OF EXERCISE

The Committee may postpone any exercise of an Option or SAR or distribution pursuant to an RSA for such time as the Committee in its discretion may deem necessary in order to permit ASFC (a) to effect or maintain registration of the Plan or Common Stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for Common Stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. ASFC shall not be obligated to issue shares upon exercise of any Option or SAR or to issue shares pursuant to an RSA in violation of any law. Any such postponement shall not extend the term of an Award. Neither ASFC nor its directors or officers shall have any obligation or liability to any Holder (or successor in interest) because of the loss or rights under any Award under the Plan due to postponements pursuant to this Section 9.







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                                 Exhibit A

                         Nonqualified Stock Option


     This Stock Option Agreement (the "Agreement") evidences the grant by American States Financial Corporation ("ASFC") of a Nonqualified Stock Option (the "Option") to _________ (the
"Grantee") on               , (the "Date of Grant") and the
Grantee's acceptance of the Option in accordance with the provisions of the American States Financial Corporation Stock Option Incentive Plan (the "Plan"), as modified by this Agreement. ASFC and the Grantee agree as follows:


     1.   Shares Optioned and Option Price

          The Grantee shall have an Option to purchase _______
shares of ASFC common stock, for $       (United States dollars)
for each share. The shares optioned are subject to the Plan terms and the terms of the Agreement.

     2.   Vesting Dates

     Grantee shall be entitled to exercise the shares optioned as follows:

          ______ shares on ________________, 19__;
          ______ shares on ________________, 19__;
          ______ shares on ________________, 19__; and
          ______ shares on ________________, 20__.

In addition, Grantee shall be entitled to exercise all the shares optioned under this Agreement on either of the following dates:
(i) the date of Grantee's death; and (ii) the date of the Grantee's total disability (as defined in paragraph 3). Each date on which such shares are exercisable is known as the "Vesting Date" with respect to those shares.

     3.   Exercise Period

     The Option may be exercised, from time to time, with respect to all or any number of unexercised shares subject to the Option on any regular business day of ASFC at its then executive offices during the period beginning on a Vesting Date of such shares and ending on the earliest to occur of the following dates:

          (a)  the tenth anniversary of the Date of Grant;

          (b) the first anniversary of the date of the Grantee's termination of employment with ASFC and all Subsidiaries (as defined in the Plan) on account of death or total disability (as defined below);

          (c) the fourth anniversary of the Grantee's normal retirement or, with the approval of the Grantee's employer, early retirement at either 55 with 5 years of service or under the terms of a retirement plan of ASFC or a Subsidiary;

          [the following to be used where applicable:
          [(d) the date three months after the date that the Grantee's employment with ASFC and all Subsidiaries terminates on account of an involuntary termination of employment other than for Cause as defined in section 9 of the Grantee's employment agreement of ______________, 19__;]

          (e) the date that the Grantee's employment with ASFC and all Subsidiaries terminates for any reason other than described in (b), (c), [or (d)] next above; or

          [the following to be used where applicable:
          [(f) the date of any violation of section 11 of the Grantee's employment agreement of ___________,
               19__.]

If Grantee is an insider subject to Section 16(b) of the Securities Exchange Act of 1934, such period shall not begin sooner than 6 months after the Date of Grant. For the purposes of the Agreement, the term "total disability" means the Grantee is prevented from performing his duties or fulfilling his responsibilities to ASFC by reason of any incapacity or disability that is reasonably expected to continue for a period of six (6) months or until death. The determination of whether a Grantee's employment terminated on account of total disability shall be made by ASFC, in its sole and absolute discretion, based on the opinion of a qualified physician.

     4.   Exercise

     During the period that the Option is exercisable, it may be exercised in full or in part by the Grantee or, in the event of the Grantee's death, by the person or persons to whom the Option was transferred by will or the laws of descent and distribution, by delivering or mailing written notice of the exercise and full payment of the purchase price to the Secretary of ASFC. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and social security number of each such person. If any person other than the Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Secretary of ASFC, of that entitlement. The written notice shall be accompanied by full payment in cash (including personal check), in shares of ASFC common stock represented by certificates which had been owned for at least six months transferring ownership to ASFC and with an aggregate Fair Market Value (as defined in the Plan) equal to the purchase price on the date the written notice is received by the Secretary, or in any combination of cash and such shares. The written notice will be effective and the Option will be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments) is received by the Secretary of ASFC at its then executive offices during regular business hours.

     5.   Transfer of Shares Upon Exercise

     As soon as practicable after receipt of an effective written notice of exercise and full payment of the purchase price as provided in paragraph 4, the Secretary of ASFC shall cause ownership of the appropriate number of shares of ASFC common stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for those shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Notwithstanding the foregoing, if ASFC or a Subsidiary requires reimbursement of any tax required by law to be withheld with respect to shares of ASFC common stock, the Secretary shall not transfer ownership of those shares until the required payment is made. ASFC may permit the Grantee to surrender shares of ASFC common stock to satisfy all withholding requirements.

     6.   Transferability

     No rights under this Agreement may be transferred except by will or the laws of descent and distribution. The rights under this Agreement may be exercised during the lifetime of the Grantee only by the Grantee.

     7.   Authorized Leave

     Authorized leaves of absence from ASFC or a Subsidiary shall not constitute a termination of employment for purposes of this Agreement. For purposes of this Agreement, an authorized leave of absence shall be an absence while the Grantee is on military leave, sick leave, or other bona fide leave of absence so long as the Grantee's right to employment with ASFC or a Subsidiary is guaranteed by statute, contract, or company policy.


     IN WITNESS WHEREOF, ASFC, by its duly authorized officers has signed this Agreement as of the day and year first above written.

                         AMERICAN STATES FINANCIAL CORPORATION



                         F. Cedric McCurley







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                                 Exhibit B

                     RESTRICTED STOCK AWARD AGREEMENT


     This Restricted Stock Award Agreement (the "Agreement")
effective                   , by and between American States
Financial Corporation ("ASFC") and
      (the "Grantee") evidences the grant, by ASFC, on the
day of                   , of a Restricted Stock Award (the
"RSA") to the Grantee, and the Grantee's acceptance of the RSA in accordance with the provisions of American States Financial Corporation Stock Option Incentive Plan (the "Plan") and this Agreement. ASFC and Grantee agree as follows:


     1.   Number of Shares Granted

     The Grantee is awarded           shares of ASFC common stock
subject to the restrictions set out in the Plan and in this Agreement (the "Restricted Shares"). In the event of a stock dividend or stock split, the number of Restricted Shares shall be increased in the same manner as all outstanding shares of ASFC common stock and shall be subject to the same restrictions as the underlying shares.

     2.   Restrictions

      The Restricted Shares may not be sold, pledged or otherwise encumbered. Grantee shall have voting rights on the Restricted Shares after the Restricted Shares have been issued. Grantee shall have no rights to the dividends payable on the Restricted Shares. After the restrictions have lapsed, ASFC shall deliver to the Grantee or his designee the stock certificates for the Restricted Shares and pay an amount equal to the sum of the dividends on those Restricted Shares that would have been paid if the Restricted Shares had been outstanding from the date of this Agreement; provided, however, that the Compensation Committee of the ASFC Board of Directors may exercise its sole discretion and cause all or a portion of such Restricted Shares to be converted to phantom units under the terms of the ASFC Executive Performance Incentive Compensation Plan in the event Grantee is a Reporting Person under Section 16(a) of the Securities Exchange Act of 1934 and the Grantee's employer would be denied a deduction for the value of such converted Restricted Shares on lapse date. The shares represented by such certificates shall then cease to be Restricted Shares.

     3.   Issuance of Shares

      On the later of the date that is six months after the date of this Agreement and the receipt of this signed Agreement, the Secretary of ASFC will have issued the Restricted Shares, registered in the name of the Grantee, to be held in book entry by the Transfer Agent until the restrictions lapse or until the Restricted Shares are forfeited. The transfer of these Restricted Shares is restricted under the terms of this Agreement.

     4.   Forfeiture

     In the event Grantee's service (as defined in this item 4) with ASFC and all subsidiaries terminates prior to
            , other than on account of death, disability, the Restricted Shares shall be forfeited and transferred back to ASFC. Grantee shall have no further rights in such Restricted Shares nor in accumulated dividend equivalencies. For purposes of this Agreement, the term "service" includes service as a common law employee, a full time life insurance salesman or broker under contract with ASFC or a subsidiary, or the furnishing of exclusive consulting services to ASFC or a subsidiary after retirement.

     5.   Lapse of Restrictions

     Prior to the forfeiture of the Restricted Shares as provided in item 4 of this Agreement and subject to conversion to phantom units as described in item 2, the Restricted Shares shall be immediately distributed to Grantee (or his estate) without restrictions as of a date no later than the earliest to occur of:

          (a)  ________, 19__;

          (b) the date on which the Compensation Committee of the ASFC Board of Directors determines the total disability of Grantee;

          (c)  the date of Grantee's death.

     6.   Tax Withholding

     The Grantee must remit to the Secretary of ASFC an amount equal to the withholding requirements on the value of the Restricted Shares and the dividend equivalency at such time as they are taxable to the Grantee. Grantee may elect to surrender shares of ASFC common stock the fair market value of which on the date of surrender satisfies all or part of the withholding requirements.


     IN WITNESS WHEREOF, ASFC, by its duly authorized officer, and the Grantee have signed this Agreement as of the effective date set out above.


                         AMERICAN STATES FINANCIAL CORPORATION



                         By:
                              F. Cedric McCurley



Date received stamp           Grantee's Signature
of the office of the
Secretary of ASFC







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